UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2015

General Cable Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 572-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

2015 Long Term Incentive Awards

On January 26, 2015, the Compensation Committee of the Board of Directors of the Company approved grants of long term incentive awards to the Company’s executive officers, including Gregory B. Kenny, Brian J. Robinson and Gregory J. Lampert, to be effective as of the day following the Company’s public release of fourth quarter earnings. The awards to the executive officers are one-third in the form of restricted stock units, one-third in the form of performance stock units and one-third in the form of cash awards (the “Cash LTI Awards”). The restricted stock units and performance stock units were approved on similar terms and conditions as the 2014 grants of restricted stock units and performance stock units to executive officers. The Compensation Committee considered and approved Cash LTI Awards taking into account the availability of the remaining share reserve under the Company’s 2005 Stock Incentive Plan.

The Cash LTI Awards specify dollar amounts that are subject to vesting conditions based on continued employment and achievement of specified performance goals. The target cash opportunities for Messers. Kenny, Robinson and Lampert, are, respectively, $1,250,000, $483,333 and $483,333. If the Company achieves a performance target based on earnings before interest, taxes, depreciation and amortization as adjusted for extraordinary, nonrecurring or unusual charges and other certain items (“adjusted EBITDA”) for the applicable calendar year, and if the executive officer continues in employment, one-third of each Cash LTI Award will vest on each of December 31, 2015, December 31, 2016, and December 31, 2017. Under the vesting terms, if the executive officer continues in employment: (i) one-third of the Cash LTI Award will vest if adjusted EBITDA divided by $100 million is greater than one for the 2015 calendar year; (ii) one-third of the Cash LTI Award (plus any unvested portion of the Cash LTI Award attributable to the 2015 calendar year) will vest if adjusted EBITDA divided by $100 million is greater than one for the 2016 calendar year; and (iii) the remaining one-third of the Cash LTI Award (plus any unvested portion of the Cash LTI Award attributable to the 2015 and/or 2016 calendar years) will vest if adjusted EBITDA divided by $100 million is greater than one for the 2017 calendar year. In each case, vesting is contingent upon certification by the Compensation Committee that the applicable performance condition has been achieved.

If the executive officer retires during the performance period, the executive officer will be eligible to receive a prorated portion of the Cash LTI Award, subject to the Company’s achievement of the adjusted EBITDA performance objectives. In addition, the Cash LTI Award will become fully vested upon the executive officer’s death or disability or a change in control of the Company. Any portion of the Cash LTI Awards that vests will be paid within 90 days following the vesting date, but no later than March 15 of the calendar year following the calendar year in which the Cash LTI Award vests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

Date: January 30, 2015	By:	/s/ Brian J. Robinson
	Name:	Brian J. Robinson
	Title:	Executive Vice President and Chief Financial Officer